FILED PURSUANT TO RULE 424(B)(3)

REGISTRATION NO.333 – 130698

February 3, 2006

Dear Columbia Trust Shareholder:

The special meeting of shareholders of Columbia Trust Bancorp (“Columbia Trust”) will be held on February 27,2006 at Clover Island Inn, 435 Clover Island Drive, Kennewick, Washington at 6:00pm. At the special meeting, the shareholders of Columbia Trust will be asked to consider and vote upon the approval of the plan of merger set forth in the Merger Agreement by and between Columbia Trust and AmericanWest Bancorporation (“AmericanWest”). The closing of the merger is expected to occur in the last half of March 2006, subject to approval by the shareholders of Columbia Trust, timely regulatory approval and the fulfillment of certain other conditions. In the merger, Columbia Trust shareholders are entitled to make an election about the type of merger consideration (shares of AmericanWest common stock, cash or a combination of both) they prefer to receive in the merger. Columbia Trust shareholders wishing to elect the type of merger consideration they prefer to receive in the merger must submit the enclosed Form of Election in order to make a valid election. To’ be effective, the property completed Form of Election must be received by Illinois Stock Transfer Company, the Exchange Agent for the merger, before the election deadline, which is 5:00 p.m. Pacific Time on March 6, 2006.

Shareholders that elect to receive entirely cash or entirely shares of AmericanWest common stock may nevertheless receive a combination of cash and common stock, and shareholders who elect to receive a combination of cash and shares of AmericanWest common stock may receive cash and common stock in a different proportion than what they elect, pursuant to proration and adjustment procedures set forth in the merger agreement. In any event, under the merger agreement such consideration will have a value equal to approximately $45.70 per share of Columbia Trust common stock with the common stock value determined on the basis of the average closing price of AmericanWest common stock on the Nasdaq Stock Market over the 20 consecutive trading-day period ending on the fifth business day prior to the date of the merger. AmericanWest stock is traded on the Nasdaq Stock Market under the symbol “AWBC.”

A description of the merger agreement and of the election and proration and adjustment procedures is included in the Proxy Statement/Prospectus, dated January 23, 2006 (the “Proxy Statement/Prospectus”), relating to the merger. You should read the Proxy Statement/Prospectus carefully and in its entirety. Your tax consequences will vary depending upon the election you make, any proration and a number of other factors. For certain information regarding the federal income tax consequences of elections, see “the Merger—Material United States Federal Income Tax Considerations of the Merger” in the Proxy Statement/Prospectus.

In order to make a valid election between cash consideration and stock consideration, subject to proration and adjustment, yon must complete and sign the enclosed Form of Election in accordance with the instructions, and return the form along with your Columbia Trust stock certificate(s). In certain limited circumstances you must also return a properly completed Notice of Guaranteed Delivery. To prevent back-up withholding, U.S. holders of Columbia Trust common stock should also complete and return the enclosed Substitute IRS Form W-9. The required documents must be returned to Illinois Stock Transfer Company, the Exchange Agent for the merger, so that they are received by the Exchange Agent no later than the election deadline, which is 5:00 p.m. Pacific Time on March 6, 2006. AmericanWest, in its sole discretion, may extend the election deadline.

If your shares are held by a bank or in a brokerage account, please contact your bank or broker for information about bow to make your election.

If you do not make a valid election by the election deadline, your Columbia Trust shares may be exchanged for cash, shares of AmericanWest common stock or a combination of both, depending on the elections of other Columbia Trust shareholders, pursuant to proration and adjustment procedures set forth in the merger agreement.

Once you tender your shares of Columbia Trust common stock In order to make an election, you will not be able to sell or transfer those Columbia Trust shares unless you revoke your election prior to the election deadline in accordance with the enclosed instructions.

We encourage you to read the enclosed documents, including the Form of Election, instructions and list of frequently asked questions and answers. You also should read carefully the Proxy Statement/Prospectus. If after reading these documents, you are uncertain about what to do, we encourage you to consult with a financial professional to help you make your final decision. In addition, if you have questions about the enclosed form or if you need any additional information, including any additional copies of the Proxy Statement/Prospectus, please contact the Exchange Agent at 1-800-757-5755 or (312)427-2953.

Robert M. Dougherty	Martin P. Ottem
President and Chief Executive Officer	President and Chief Executive Officer
American West Bancorporation	Columbia Trust Bancorp Officer

COLUMBIA TRUST BANCORP

FORM OF ELECTION

Please refer to the enclosed Instructions for additional detail regarding making an election. The right to make an election under the merger agreement expires on the election deadline, which is 5:00 P.M. Pacific Time on March 6, 2006. See Instructions A.1 and A.2.

1.	DESCRIPTION OF SURRENDERED SHARES. See Instruction B.1. Please list the certificate(s) you are enclosing with this form; attach a separate sheet if needed. If you do not return your Columbia Trust stock certificate(s) with this form or submit a Notice of Guaranteed Delivery, you will be deemed to have not made an election with respect to the shares represented by the missing certificate(s), and you will receive cash, shares of American West common stock or a combination of both, depending on the elections of other Columbia Trust shareholders.

☐ I cannot find one (1) or more of my stock certificate(s). I am listing below and delivering any certificates I do have in my possession to you. Please forward to me the Bond of Indemnity paperwork. I understand there is a charge of 2% of the market value for the insurance premium charge (minimum $10.00 insurance premium charge) plus a $20.00 processing fee by Illinois Stock Transfer Company for the missing certificates. (These rates are subject to change since this printing.)

Name and Address of Registered Holder(s) (Please fill in – if already filled in, correct any errors)	Stock Certificate Number(s)	Number of Shares Represented by Stock Certificates

Total Shares

2.	ELECTION CHOICES. All elections are subject to proration and adjustment as described in (a) the Proxy Statement/Prospectus, dated January 23, 2006 (the “Proxy Statement/Prospectus”), relating to the expected merger of Columbia Trust Bancorp with and into American West Bancorporation (the “Merger”), (b) the Agreement and Plan of Merger, dated November 29, 2005, by and among American West Bancorporation and Columbia Trust Bancorp (the “Merger Agreement”) and (c) the accompanying instructions, each of which you are urged to read in their entirety before completing this Form of Election. Choose ONE of the following options. If you do not check a box or if you check more than one box, you will be considered to have not made an effective election, and you will receive cash, shares of American West common stock or a combination of both, depending on the elections of other Columbia Trust shareholders.

Choose ONE of the following options:

A.	☐ Mark this box to elect CASH consideration on ALL of your shares of Columbia Trust common stock, subject to possible proration and adjustment.

OR

B.	☐ Mark this box to elect STOCK consideration on ALL of your shares of Columbia Trust common stock, subject to possible proration and adjustment.

OR

C.	☐ Mark this box to elect a combination of CASH and STOCK consideration, and write the number of whole shares of Columbia Trust common stock (no fractions) for each form of consideration you wish to receive in the boxes below, subject to possible proration and adjustment. Do not insert dollar amounts in these boxes.

Number of shares elected to receive CASH Consideration:

Number of shares elected to receive STOCK Consideration:

TOTAL (total number of shares listed here should equal the total number of shares listed above under 1)

3.	SPECIAL HANDLING REQUIREMENTS.

☐ Please mark this box if you have special issuance and payment or special delivery instructions, and complete Box A or B, as appropriate, on the reverse side of this Form of Election. See Instructions B.2, B.4, B.6 and B.7.

By signing this form, you agree to the terms, conditions and statements set forth on this Form of Election and in the Instructions (including the representations and warranties set forth in Section C of the Instructions), the accompanying Questions and Answers and the Proxy Statement/Prospectus, AND you hereby waive any previously submitted notice of objection to the Merger and exercise of dissenter’s rights and waive any dissenter’s rights with respect to your shares of Columbia Trust common stock.

Signature	Date

Signatureof co-owner, if any	Date

All registered owners must sign exactly as the shares are registered

Mailing Instructions:

If you want to make an election, you must return the Columbia Trust stock certificate(s) or a properly completed Notice of Guaranteed Delivery, together with your completed and signed Form of Election and any other required documents, to one of the addresses below. Your properly completed election must be received prior to the election deadline. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

By Mail:	By Overnight Delivery:	By Hand:
Columbia Trust/American West Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905	Columbia Trust/American West Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905 Tel: (312)427-2953	Columbia Trust/American West Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905

Delivery shall be effected, and risk of loss and title to any Columbia Trust stock certificate(s) shall pass, only upon proper delivery of the certificate(s) to the Exchange Agent. Delivery of the Form of Election to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.

If the Exchange Agent has not received your properly completed Form of Election, accompanied by your Columbia Trust stock certificate(s) or a properly completed Notice of Guaranteed Delivery by 5:00 p.m., Pacific Time, on March 6, 2006, which is the election deadline, then you have not made an effective election and you will be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both cash consideration and stock consideration, depending on the elections of other Columbia Trust shareholders.

For Information About the Election:

Questions regarding the election should be directed to the Exchange Agent by telephone at 1-800-757-5755 or (312) 427-2953, or by mail at Illinois Stock Transfer Company, 209 W. Jackson Blvd., Suite 903, Chicago, IL 60606-6905.

BOX A	BOX B

Special Issuance and Payment Instructions (See Instructions B.2, B.4, B.6 and B.7)	Special Delivery Instructions (See Instructions B.2, B.4 and B.7)

To be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Form of Election.	To be completed ONLY if the merger consideration is to be mailed to the registered owner at an address other than that shown on the front of this Form of Election.

Issue check and/or shares of American West common stock to:	Mail check and/or shares of American West common stock to:

Name:	Name:
Address:	Address:

If you complete this box, you will need a signature guarantee by an Eligible Institution. See Instructions B.2 and B.6.	If you complete this box, you will need a signature guarantee by an Eligible Institution. See Instructions B.2 and B.7.

If you completed Box A or Box B above, please sign below:

MEDALLION SIGNATURE GUARANTEE
Signature	Signature of co-owner, if any	Date	(Stamp here)

REQUESTER’S NAME: ILLINOIS STOCK TRANSFER COMPANY

SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.
Social Security Number OR

Taxpayer Identification Number
Department of the Treasury Internal Revenue Service (IRS)		☐ Exempt

Payer’s Request for Taxpayer Identification Number (TIN)

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (as defined for U.S. federal income tax purposes).

Please fill in your name and address below.

Name (as shown on your income tax return)

Address (number and street)

City, State and Zip Code

Business name (if different from above)

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 1 and see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9”.

Signature:                                                                   Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number, all reportable payments made to me will be subject to backup withholding, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature:                                                                                            Dated:

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

INSTRUCTIONS

Your election is subject to certain terms, conditions and limitations, which are set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. A copy of the Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Copies of the Proxy Statement/Prospectus may be requested from the Exchange Agent at 1-800-757-5755 or (312) 427-2953. Each holder of shares of Columbia Trust common stock is encouraged to read the Proxy Statement/Prospectus in its entirety and to discuss the contents thereof, the Merger and the Form of Election with his or her personal financial and tax advisors prior to deciding which election to make. The tax consequences to a holder of shares of Columbia Trust common stock will vary depending upon the election you make, any proration and a number of other factors.

The Form of Election should be properly completed, dated and signed, and should be delivered, together with certificates representing all of the shares of Columbia Trust common stock currently held by you or a properly completed Notice of Guaranteed Delivery to the Exchange Agent at the appropriate address set forth on the Form of Election. To prevent back-up withholding, U.S. holders of Columbia Trust common stock should also complete and return the enclosed Substitute IRS Form W-9. The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) shall pass only upon proper delivery of the certificate(s) to the Exchange Agent.

Please read and follow carefully the instructions regarding completion of the Form of Election set forth below. These instructions, terms and representations and warranties are part of the terms and conditions of the Form of Election.

A.	Special Conditions

1. Time in Which to Elect. In order for your election to be effective, the Exchange Agent must receive a properly completed Form of Election, accompanied by certificate(s) representing all of the shares of Columbia Trust common stock in respect of which you make election no later than 5:00 p.m., Pacific Time, on March 6, 2006. If a holder of shares of Columbia Trust common stock does not properly follow the instructions for making an effective election or if a Columbia Trust shareholder’s election is otherwise not effective, such shareholder will be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Columbia Trust shareholders.

Stock certificates may be delivered by guaranteed delivery in the form of the enclosed Notice of Guaranteed Delivery; except that if a Notice of Guaranteed Delivery has been submitted to the Exchange Agent, such certificate(s) must in fact be delivered to the Exchange Agent by the time required in such Notice of Guaranteed Delivery. Shareholders are urged to deliver a properly completed Form of Election, accompanied by certificates or Notice of Guaranteed Delivery, no later than 5:00 p.m., Pacific Time, on March 6, 2006, which is the election deadline.

2. Revocation or Change of Election. Any election may be revoked or changed and the certificate(s) withdrawn by the person who submitted the Form of Election to the Exchange Agent by written notice duly executed and received by the Exchange Agent up to and immediately prior to the election deadline. Such notice must specify the person in whose name the shares of Columbia Trust common stock to be withdrawn had been submitted, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an election is revoked, and the certificate(s) withdrawn, the certificate(s) will be returned promptly by the Exchange Agent to the person who submitted such notice. Upon any such revocation, unless a properly completed Form of Election, together with your certificate(s) (or a properly completed Notice of Guaranteed Delivery) is thereafter submitted to the Exchange Agent prior to the election deadline, you will be deemed to have not made an effective election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Columbia Trust shareholders.

3. Elections Void if Merger Not Completed. All Forms of Election will be void and of no effect if the Merger Agreement is terminated. The Exchange Agent will return promptly certificate(s) it had received previously to the person who made such election. Certificates held of record directly by the owners of such shares of Columbia Trust common stock will be returned by the Exchange Agent without charge to the holder as promptly as practicable by first class, insured mail.

4. Cash in lieu of Fractional Interests. No certificate representing a fraction of a share of AmericanWest common stock will be issued. Instead, each Columbia Trust shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash equal to the product of (a) the fractional part of the share of AmericanWest common stock (after taking into account all shares of Columbia Trust common stock owned by such holder) such holder would otherwise be entitled to receive as merger consideration pursuant to his or her election and the proration and adjustment procedures described in the Proxy Statement/Prospectus multiplied by (b) the average closing price of AmericanWest common stock on the Nasdaq Stock Market over the 20 consecutive trading-day period ending on the fifth business day prior to the effective time.

5. Nominees. Record holders of Columbia Trust shares who are nominees only may submit a separate Form of Election for each beneficial owner for whom that record holder is a nominee; provided, however, that at the request of the Exchange Agent the record holder must certify to the Exchange Agent’s satisfaction that the record holder holds those Columbia Trust shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of Columbia Trust shares for the purposes of the election procedures.

B.	General

1. Execution and Delivery. The Form of Election must be properly completed, dated and signed in the signature box and must be received (together with certificates representing shares of Columbia Trust common stock as to which the election(s) is (are) made or a properly completed Notice of Guaranteed Delivery) by the Exchange Agent at the address of the Exchange Agent set forth in this Form of Election prior to the election deadline. If certificates are delivered to the Exchange Agent in multiple deliveries, a properly completed and duly executed Form of Election must accompany each such delivery.

In Item 1 of the Form of Election, you should list each of the certificate number(s) on which you would like to elect, along with the number of shares represented by each. If the space is inadequate, use a separate sheet and attach it to the Form of Election. If your certificate(s) has been lost, stolen or destroyed, check the box above the table for listing your certificates.

In Item 2 of the Form of Election, you should:

•	mark Box A if you wish to elect cash consideration for all of the shares of Columbia Trust common stock identified under Item 1 of the Form of Election,

•	mark Box B if you wish to elect stock consideration for all of the shares of Columbia Trust common stock identified under Item 1 of the Form of Election, or

•	mark Box C if you wish to receive a combination of cash consideration and stock consideration.

If you wish to receive a combination of stock consideration and cash consideration, please also print the number of shares of Columbia Trust common stock with respect to which you wish to receive cash consideration and the number of shares of Columbia Trust common stock with respect to which you wish to receive stock consideration in the space indicated under Box C of the Form of Election. You should not list a fractional share of Columbia Trust common stock in the space under Box C. If you elect a combination of stock consideration and cash consideration, any fractional share of Columbia Trust common stock you own will be treated as if no election had been made with respect to such share. The total number of shares of Columbia Trust common stock for which you elect to receive a combination of stock consideration and cash consideration may not exceed the total number of full shares of Columbia Trust common stock listed in Item 1 of the Form of Election (excluding all fractional shares). If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration exceeds the total number of shares entered in Item 1, your election will be deemed to be invalid. If the total number of shares for which you elect to receive a combination of cash consideration and stock consideration is less than the total entered in Item 1, you will be deemed not to have made an election for the number of shares constituting the difference.

The Exchange Agent and AmericanWest Bancorporation reserve the right to deem that you have not made any election if:

•	no election choice is indicated in Item 2 of the Form of Election;

•	more than one election choice is indicated in Item 2 of the Form of Election;

•	you fail to follow the instructions on the Form of Election (including failure to submit your Columbia Trust stock certificate(s) or a Notice of Guaranteed Delivery) or otherwise fail to properly make an election;

•	a completed Form of Election (including submission of your Columbia Trust stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the Exchange Agent prior to the election deadline;

•	you return the Form of Election with a Notice of Guaranteed Delivery but do not deliver the Columbia Trust stock certificate(s) representing the shares in respect of which an election is being made within the time period specified in the Notice of Guaranteed Delivery; or

•	you withdraw a previously submitted Form of Election and a new Form of Election (including submission of your Columbia Trust stock certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the Exchange Agent prior to the election deadline.

Notwithstanding anything to the contrary in the Form of Election, the Exchange Agent and AmericanWest Bancorporation reserve the right to waive any flaws in a completed Form of Election but shall be under no obligation to do so.

2. Guarantee of Signatures. A signature guarantee is required on the Form of Election if the registered holder(s) of the shares of Columbia Trust common stock surrendered herewith has completed the box entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the Form of Election. No signature guarantee is required if the Form of Election is signed by the registered holder(s) of the shares of Columbia Trust common stock surrendered herewith and no such boxes are completed. If required, a signature guarantee must be completed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). See Instruction B.4. If you have any questions regarding the need for a signature guarantee, please call the Exchange Agent at 1-800-757-5755 or (312) 427-2953.

3. Delivery of Form of Election and Share Certificates. The certificate(s), together with a properly completed and duly executed and dated copy of the Form of Election and any other documents required by the Form of Election, or a properly completed Notice of Guaranteed Delivery must be delivered directly to Illinois Stock Transfer Company, the Exchange Agent, at the address set forth in this document. Please do not send your certificate(s), Notice of Guaranteed Delivery or Form of Election to AmericanWest Bancorporation or Columbia Trust Bancorp.

The method of delivery of certificate(s) and any other required documents is at the election and risk of the owner. However, if certificate(s) are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title of the certificate(s) shall pass only upon proper delivery of the certificate(s) to the Exchange Agent.

All questions as to validity, form and eligibility of the surrender of any certificate and elections hereunder will be determined by AmericanWest Bancorporation (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be binding and conclusive. AmericanWest Bancorporation reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and any election. A surrender will not be deemed to have been made until all irregularities have been cured or waived. AmericanWest Bancorporation and the Exchange Agent will make reasonable efforts to notify any person of any defect in any Form of Election submitted to the Exchange Agent, but shall be under no obligation to do so.

4. Signatures on Form of Election and Endorsements. If the Form of Election is signed by the registered holder(s) of the shares of Columbia Trust common stock surrendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any alteration, enlargement or change whatsoever.

If the certificate(s) surrendered are owned of record by two or more persons, all such persons must sign the Form of Election. If the certificates are registered in the names of different holders on separate certificates, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations of certificates.

If the Form of Election is signed by the registered holder(s) of the certificate(s) listed and surrendered herewith, no endorsements of the certificate(s) or separate stock powers are required.

If the Form of Election is signed by a person other than the registered holder(s) of the certificate(s) surrendered, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the record holder(s) appears on such certificate(s), in which case the signatures on such certificate(s) or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction B.2).

If the Form of Election or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, must give his or her full title in such capacity, and must submit proper evidence of his or her authority to so act. Shareholders with any questions regarding what constitutes proper evidence should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953. The Exchange Agent will not exchange any shares of Columbia Trust common stock until all instructions herein are complied with.

5. New Certificate in Same Name. If the certificate representing shares of AmericanWest common stock is to be registered in exactly the same name that appears on the certificate(s) being surrendered with the Form of Election, the shareholder will not be required to endorse the certificate(s) surrendered herewith.

6. New Certificates in Different Name. If the certificate representing shares of AmericanWest common stock is to be registered in a name other than exactly the name that appears on the certificate(s) being surrendered with the Form of Election, the certificate(s) being surrendered herewith must be endorsed, or accompanied by an appropriate signed stock power, and the signatures appearing on such endorsement(s) or stock power(s) and on the Form of Election must be medallion guaranteed by an Eligible Institution (as defined in Instruction B.2). In such case, the “Special Issuance and Payment Instructions” box on the Form of Election must be completed. See Instruction B.8 as to certifying the Taxpayer Identification Number for the new registered owner.

7. Special Delivery Instructions. The “Special Delivery Instructions” box on the Form of Election must indicate the name and address of the person(s) to whom the certificate(s) and/or check comprising the merger consideration are to be sent if different from the name and address of the person(s) signing the Form of Election. Filling in the box will NOT change your address for dividends and other mailings.

8. Form W-9. To prevent backup withholding on the receipt of merger consideration in the Merger and on any subsequent dividends, each U.S. Holder (as defined below) should either (a) provide his, her or its correct taxpayer identification number (“TIN”) by completing the copy of the substitute IRS Form W-9 attached to this Form of Election, certifying that (1) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) that the U.S. Holder is exempt from backup withholding because (i) the holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (b) otherwise establish an exemption. If you do not provide your TIN to the Exchange Agent, backup withholding may begin and continue until you furnish your TIN. If you do not provide the Exchange Agent with the correct TIN or an adequate basis for exemption, you may be subject to a $50.00 penalty imposed by the IRS, and the consideration you receive in the Merger, and any subsequent dividends, may be subject to backup withholding at a rate of 28% (until 2010, at which time the rate is currently scheduled to be 31%). If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, foreign holders should (i) submit a properly completed IRS Form W-8 to the Exchange Agent, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8 may be obtained from the Exchange Agent.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt recipients not subject to these backup withholding requirements. See the enclosed copy of the IRS Substitute Form W-9, Request for Taxpayer Identification Number and Certification, and the guidelines to Form W-9. To avoid possible erroneous backup withholding, exempt U.S. Holders, while not required to file Substitute Form W-9, should complete and return the Substitute Form W-9 and check the “Exempt” box on its face.

For the purposes of these instructions, a “U.S. Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional information and instructions. If you need additional or replacement copies of Form W-9, please call the Exchange Agent at 1-800-757-5755 or (312) 427-2953.

IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

9. Lost, Stolen or Destroyed Certificates. If your certificate(s) has been lost, stolen or destroyed, please check the box in Item 1 above the table for listing your certificates. If you have any questions, please contact the Exchange Agent, at 1-800-757-5755 or (312) 427-2953.

10. Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Form of Election should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Form of Election should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown”. In each such case, the signature on the Form of Election must be guaranteed as provided in Instruction B.2 above; the signature of a notary public is not sufficient for this purpose.

11. Information and Additional Copies. Information and additional copies of the Form of Election, as well as additional copies of the Proxy Statement/Prospectus, may be obtained from the Exchange Agent by writing to the mailing address or calling 1-800-757-5755 or (312) 427-2953.

C. Representations and Warranties of the Columbia Trust Shareholder

By signing and returning the Form of Election or Notice of Guaranteed Delivery to the Exchange Agent, you agree to the statements set forth below:

1. Pursuant to the Merger Agreement and subject to the election and proration and adjustment procedures set forth in the Merger Agreement and described herein and in the Proxy Statement/Prospectus, you thereby surrender the certificate(s) representing your shares of Columbia Trust common stock listed on the Form of Election, and elect, as indicated in the Form of Election or Notice of Guaranteed Delivery, to receive, for each share of Columbia Trust common stock represented by the certificate(s), the stock consideration or the cash consideration.

2. You represent and warrant that you are, as of the date thereof, and will be, as of the completion date of the Merger, the registered holder of the shares of Columbia Trust common stock represented by the enclosed certificate(s) with good title thereto and with full power and authority to make the election indicated therein and to sell, assign and transfer the shares of Columbia Trust common stock represented by the enclosed certificate(s), free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of Columbia Trust common stock. You irrevocably appoint the Exchange Agent as your agent to effect the exchange. Subject to the foregoing, all authority conferred or agreed to be conferred in the Form of Election (or Notice of Guaranteed Delivery) shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

3. You understand and acknowledge that you will not receive the merger consideration until the Merger is completed and until the certificate(s) representing your shares of Columbia Trust common stock are received by the Exchange Agent at the address set forth above, together with such additional documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. You understand and acknowledge that the method of delivery of the certificate(s) and all other required documents is at your option and risk and that the risk of loss and title to such certificate(s) shall pass only after the Exchange Agent has actually received the certificate(s). You further understand and acknowledge that no interest will accrue on the merger consideration, including on any cash paid in lieu of fractional shares of AmericanWest common stock, or on any dividends paid with respect thereto.

4. You make the election set forth in Item 2, “Election Choices,” of the Form of Election. You understand that the purpose of the election procedures described in the Form of Election is to permit holders of shares of Columbia Trust common stock to express their preferences of the kind of merger consideration they elect to receive in the Merger, subject to proration and adjustment. You understand that the preference expressed with respect to the kind of merger consideration may not be fully satisfied depending upon the preferences of other Columbia Trust shareholders and other conditions set forth in the Merger Agreement.

5. You agree that if you do not make an election or if you make an ineffective election for any shares of Columbia Trust common stock held by you, you will be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Columbia Trust shareholders, pursuant to the proration and adjustment procedures set forth in the Merger Agreement.

6. You acknowledge that none of Columbia Trust Bancorp, AmericanWest Bancorporation, the Columbia Trust board of directors, the AmericanWest board of directors, or any employee of either AmericanWest or Columbia Trust has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision, in consultation with your own financial and tax advisors, if any, as to which type of election to make.

7. Unless otherwise indicated on the Form of Election in the box entitled “Special Issuance and Payment Instructions,” in exchange for the enclosed certificate(s) (or those delivered pursuant to a guarantee of delivery), you instruct the Exchange Agent to issue in your name, as it appears on the Form of Election, (i) the merger consideration, subject to proration and adjustment, in the form elected by you in Item 2 in the Form of Election, “Election Choices,” and (ii) a check for cash in lieu of any fractional share of AmericanWest common stock that would otherwise be issued. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” you instruct the Exchange Agent to mail the merger consideration to you at the address shown on the Form of Election. In the event that both the Special Issuance and Payment Instructions and the Special Delivery Instructions are completed, you instruct the Exchange Agent to issue and mail the merger consideration to the person or entity so indicated at the address indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction B.2) have been included with respect to the shares of Columbia Trust common stock for which Special Issuance and Payment Instructions and/or Special Delivery Instructions have been given.

8. You understand and acknowledge that AmericanWest Bancorporation (which may delegate power in whole or in part to the Exchange Agent), in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the Merger Agreement, governing (i) the validity of the Forms of Election and compliance by you with the election procedures set forth therein, (ii) the manner and extent to which elections are to be taken into account in making the proration and adjustment determinations, (iii) the issuance and delivery of certificate(s) representing the whole number of shares of AmericanWest common stock to be issued as stock consideration and (iv) the method of payment of cash consideration and cash in lieu of fractional shares of AmericanWest common stock.

QUESTIONS AND ANSWERS

About the Surrender of Shares of Columbia Trust Common Stock for Cash and/or Shares of AmericanWest Common Stock

The following are answers to some frequently asked questions about the surrender, subject to the completion of the Merger, of shares of Columbia Trust common stock in connection with the Merger. The information herein is qualified in its entirety by reference to (i) the Agreement and Plan of Merger, dated as of November 29, 2005, by and among AmericanWest Bancorporation and Columbia Trust Bancorp (a copy of which was included as Annex A to the Proxy Statement/Prospectus dated January 23, 2006, mailed to Columbia Trust shareholders in connection with the February 27, 2006 special meeting of Columbia Trust shareholders, (ii) the Proxy Statement/Prospectus and (iii) the Form of Election and the Instructions enclosed herewith. If you have additional questions about the surrender of your shares of Columbia Trust common stock or need further assistance, please call Illinois Stock Transfer Company, the Exchange Agent, at 1-800-757-5755 or (312) 427-2953.

1.	What election am I being asked to make?

At the special meeting of Columbia Trust shareholders, the shareholders of Columbia Trust Bancorp will be asked to consider and vote upon the approval of the Merger Agreement. The closing of the merger is expected to occur in the last half of March 2006, subject to approval by the shareholders of Columbia Trust, timely regulatory approval and the fulfillment of certain other conditions.

You are being asked to make an election to choose stock consideration or cash consideration, subject to proration and adjustment, for each share of Columbia Trust common stock you own. In the event of proration or adjustment, you may receive a portion of the merger consideration in a form other than that which you elected. This election is described in greater detail in this document and in the Proxy Statement/Prospectus, dated January 23, 2006, which was mailed on or about January 27, 2006 to Columbia Trust shareholders who are entitled to vote at the special meeting of Columbia Trust shareholders.

For certain information regarding the federal income tax consequences of elections, see “The Merger —Material United States Federal Income Tax Considerations of the Merger” in the Proxy Statement/Prospectus. For information about your individual income tax consequences, please consult your personal tax advisor.

Subject to the election and proration and adjustment procedures, following completion of the Merger you will receive, in exchange for each share of Columbia Trust common stock you own, consideration with a value approximately equal to $45.70.

2.	When must I submit an election of the type of merger consideration that I prefer to receive?

The properly completed and signed Form of Election and other required documents must be returned to the Exchange Agent no later than 5:00 p.m., Pacific Time, on March 6, 2006, which is the election deadline. If you do not submit a properly completed and signed Form of Election to the Exchange Agent so that it is received by the Exchange Agent prior to the election deadline, you may receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections of other Columbia Trust shareholders, pursuant to the proration and adjustment procedures set forth in the Merger Agreement. AmericanWest may extend the election deadline.

3.	What is the Form of Election?

The enclosed Form of Election allows you to indicate your preference between stock consideration or cash consideration, or a combination of both. To make this election, complete the enclosed Form of Election according to the instructions also enclosed and return to the Exchange Agent such form with your Columbia Trust stock certificate(s) by the election deadline.

Shareholders that elect to receive entirely cash or entirely shares of AmericanWest common stock may nevertheless receive a combination of cash and common stock, and shareholders who elect to receive a combination of cash and shares of AmericanWest common stock may receive cash and common stock in a different proportion than what they elect, pursuant to the proration and adjustment procedures set forth in the Merger Agreement.

Enclosed with the Form of Election are instructions for completing the Form of Election to make a valid election and surrendering your Columbia Trust stock certificate(s) to the Exchange Agent. You must complete, sign and return the Form of Election to the Exchange Agent along with your Columbia Trust stock certificate(s) or a properly completed Notice of Guaranteed Delivery, in order to elect the type of merger consideration that you would prefer to receive in the Merger.

4.	What will happen if I do not complete and return all necessary materials to the Exchange Agent by the election deadline?

You will then be deemed to have not made an election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections made by other Columbia Trust shareholders, pursuant to the proration and adjustment procedures set forth in the Merger Agreement. You will, however, not receive the merger consideration until you have surrendered your Columbia Trust stock certificate(s). No Columbia Trust shareholder will receive any consideration until the Merger is completed.

If the other shareholders elect to receive less than 50% of the aggregate merger consideration in cash, cash will be undersubscribed. Shareholders who fail to make a valid election with respect to their shares may receive cash for those shares, which generally will be taxable (see “The Merger – Material United States Federal Income Tax Considerations of the Merger” in the Proxy Statement/Prospectus). We, therefore, encourage Columbia Trust shareholders to make a valid election with respect to all their shares.

5.	What will happen if I submit my Columbia Trust stock certificates and submit the Form of Election, and then later decide to change my mind?

You may change your election any time prior to the election deadline by sending a new Form of Election, properly completed and signed, to the Exchange Agent. The new Form of Election should be accompanied by a cover letter specifying that you are changing your election. You may also withdraw your election at any time prior to the election deadline by written notice duly executed and received by the Exchange Agent prior to the election deadline. However, the time to make a valid election is limited, so we encourage you to consider carefully your choice before sending in your materials. The Exchange Agent must receive any changes in or withdrawals of your election by the election deadline for the change or withdrawal to be effective.

6.	How should I mail in my Form of Election and any Columbia Trust stock certificates?

You are responsible for delivering to the Exchange Agent your Form of Election and any Columbia Trust stock certificate(s) that you wish to surrender. The method of delivery is at your election and risk. We recommend that you use registered mail, properly insured, return receipt requested. Please keep in mind that the delivery time for registered or certified mail is often longer than regular mail. Whichever method you chose, please be sure to allow ample time for delivery. The Form of Election and your stock certificate(s) may be mailed, or sent by courier, in the enclosed return envelope, to one of the following addresses:

By Mail:	By Overnight Delivery:	By Hand:

Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905	Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905 Tel: (312) 427-2953	Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905

If you have any questions regarding the procedure for exchanging your stock certificate(s) or submitting a Notice of Guaranteed Delivery, please contact the Exchange Agent at 1-800-757-5755 or (312) 427-2953.

7.	What if I have separate accounts?

You will receive and must complete a separate Form of Election for each account that you have.

8.	What if my Columbia Trust stock certificate contains a restrictive legend?

The presence of a restrictive legend on your Columbia Trust stock certificate has no effect on the procedures for making an election of stock consideration or cash consideration. You should follow the procedures set forth in the instructions for making an election of merger consideration with respect to such shares.

9.	If my Columbia Trust stock certificate is lost, stolen or destroyed, who do I contact?

If your Columbia Trust stock certificate has been lost, stolen or destroyed, please check the box in Item 1 above the table for listing your certificates. If you have any questions, please call the Exchange Agent, at 1-800-757-5755 or (312) 427-2953.

10.	What should I do if I want my shares of AmericanWest common stock or cash consideration issued in a different name(s)?

Please follow the instructions in B.6 of the Form of Election. All changes in registration require a “Medallion” signature guarantee. You can have your signature Medallion Guaranteed at a financial institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. Please note that notarization by a notary public is not a valid substitute for a Medallion Guaranteed signature. In addition, unless you certify the Taxpayer Identification Number for the new account, you may be subject to backup withholding and other penalties. Please refer to Instruction B.8.

11.	What if my shares of Columbia Trust common stock are held by a bank or broker?

Please contact your bank or broker for information about how to make your election.

12.	How long will it take the Exchange Agent to exchange my shares of Columbia Trust common stock and mail my merger consideration if the Merger is completed?

Assuming that you properly complete the Form of Election and you surrender all of your Columbia Trust stock certificate(s) for your shares of Columbia Trust common stock by the election deadline, it will generally take approximately five business days from date of completion of the Merger for the Exchange Agent to process and mail to you your merger consideration. If there is any problem with your documentation once it reaches the Exchange Agent, the Exchange Agent will return your Form of Election. Your election will not be valid until any and all such problems with your documentation are resolved. If any problem with your Form of Election is not resolved prior to the election deadline, you will be deemed to have not made an effective election and will receive stock consideration, cash consideration or a combination of both stock consideration and cash consideration, depending on the elections made by other Columbia Trust shareholders, pursuant to the proration and adjustment procedures set forth in the Merger Agreement.

13.	What is a Form W-9 “Payer’s Request for Taxpayer Identification Number and Certification”? What form should I use if I am a foreign shareholder?

The Form W-9 should be completed, signed and returned to the Exchange Agent. If you do not provide your TIN to the Exchange Agent, backup withholding may begin and continue until you furnish your TIN. Non-U.S. shareholders should provide a Form W-8 that may be obtained from the Exchange Agent or the IRS’s website at www.irs.gov. Foreign shareholders should contact the Exchange Agent for further information.

14.	What if I lose my Form of Election or need an additional one?

You should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953 and request that a duplicate Form of Election be mailed to you. Keep in mind that the Exchange Agent must receive any Form of Election changes by the election deadline.

15.	Will I be subject to different taxes depending on the election I make, including an invalid election?

You may be subject to different tax consequences depending on the election you make, including an invalid election. For information about the material U.S. federal income tax consequences of each election, please see “The Merger – Material United States Federal Income Tax Considerations of the Merger” in the Proxy Statement/Prospectus. Columbia Trust shareholders should consult their own tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

16.	May AmericanWest extend the election deadline?

Yes, AmericanWest may extend the election deadline in its sole discretion. If the election deadline is extended, notice will be sent to Columbia Trust shareholders in due course.

17.	If I still have questions about the Merger and my exchange of shares of Columbia Trust common stock, who should I call?

You should call the Exchange Agent at 1-800-757-5755 or (312) 427-2953 to answer any questions you may have.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole Proprietor—You must enter your individual name as shown on your Social Security card. You may enter your business, trade or “doing business as” name on the business name line.

Limited Liability Company (LLC)—If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, enter the owner’s name. Enter the LLC’s name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other Entities—Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or “doing business as” name on the business name line.

Taxpayer Identification Number (TIN)

You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations § 301.7701-3, and are owned by an individual, enter the owner’s Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner’s employer identification number. See the chart below for further clarification of name and TIN combinations.

Social Security numbers (SSN’s) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN’s) have nine digits separated by only one hyphen: i.e. 00-0000000.

The table below will help determine the number to give the requester.

For this type of account:	Give Name and TIN of:	For this type of account:	Give Name and TIN of:

1. Individual	The individual	6. A valid trust, estate or pension trust	Legal entity(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. Corporation or LLC electing corporate status on Form 8832 8. Association, club, religious, charitable, educational or other tax-exempt organization	The corporation or LLC The organization

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Partnership or multi-member LLC	The partnership or LLC

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	10. A broker or registered nominee	The broker or nominee

b. The so-called trust account that is not a legal or valid trust under state law	The actual owner(1)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
5. Sole proprietorship	The owner(3)

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your Social Security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

How to Get a TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

If you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number, sign and date the form (including the Certificate of Awaiting Taxpayer Identification Number), and give it to the requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding. Other payments are subject to backup withholding without regard to the 60-day rule, until you provide your taxpayer identification number.

Note: Writing “Applied For” means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

Payees Exempt From Backup Withholding

Individuals (including sole proprietors and LLCs disregarded as entities separate from their individual owners) are NOT automatically exempt from backup withholding.

For interest and dividends, the following payees are generally exempt from backup withholding:

1)	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

2)	The United States or any of its agencies or instrumentalities.

3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5)	An international organization or any of its agencies or instrumentalities.

6)	A corporation.

7)	A foreign bank of central issue.

8)	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9)	A real estate investment trust.

10)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

11)	A common trust fund operated by a bank under section 584(a) of the Code.

12)	A financial institution (as defined for purposes of section 3406 of the Code).

13)	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

14)	A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

For broker transactions, persons listed in items 1-12, above, as well the persons listed in items 15-16, below, are exempt from backup withholding.

15)	A futures commission merchant registered with the Commodity Futures Trading Commission.

16)	A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that are generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if the amount of interest paid during a taxable year in the course of the payor’s trade or business is $600 or more, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and the Treasury regulations thereunder.

If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part 1, write “Exempt” in Part 2, and sign and date the form and return it to the requester.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Privacy Act Notice.–Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold at the applicable rate on payments of taxable interest, dividends and certain other items to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.–If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.–If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information.–Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

COLUMBIA TRUST BANCORP

NOTICE OF GUARANTEED DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

This Notice of Guaranteed Delivery must be used to make a valid election with respect to your shares of Columbia Trust common stock, as set forth in the accompanying Form of Election and the instructions thereto (collectively, the “Form of Election”), if (1) your stock certificate(s) representing shares of Columbia Trust common stock are not immediately available or (2) you cannot deliver the certificate(s) and all other required documents to Illinois Stock Transfer Company (the “Exchange Agent”) prior to 5:00 p.m., Pacific Time, on March 6, 2006, which is the election deadline. You may deliver this Notice of Guaranteed Delivery by hand, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the election deadline. See “Mailing Instructions” in the Form of Election for further information.

TO: ILLINOIS STOCK TRANSFER COMPANY, Exchange Agent

By Mail:	By Overnight Delivery:	By Hand:

Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905	Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905 Tel: (312) 427-2953	Columbia Trust/AmericanWest Transaction c/o Illinois Stock Transfer Company 209 W. Jackson Blvd., Suite 903 Chicago, IL 60606-6905

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Form of Election is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear below Box A or Box B of the Form of Election.

Ladies and Gentlemen:

I hereby acknowledge that if the shares of Columbia Trust common stock listed below are not delivered to the Exchange Agent by 5:00 p.m. Pacific Time on the third trading day after the election deadline (as set forth in the Form of Election), the Exchange Agent may deem that I have not made an election with respect to such shares.

I hereby tender to the Exchange Agent the shares of Columbia Trust common stock listed below, upon the terms of and subject to the conditions set forth in the related Form of Election, including the instructions to the related Form of Election, receipt of which I hereby acknowledge, as follows:

Certificate No.	Number of Shares

Signature

Signature of co-owner, if any

Number and Street or P.O. Box

Dated: ,	City, State, Zip Code

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in a Medallion Program approved by the Securities Transfer Association, Inc. guarantees delivery to the Exchange Agent of certificates representing the shares of Columbia Trust common stock listed above with delivery of a properly completed and duly executed Form of Election (or manually signed facsimile thereof) and any other required documents, no later than 5:00 p.m. Pacific Time on the third trading day after the election deadline.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number
Date ,

IF THIS FORM IS SENT SEPARATELY FROM THE FORM OF ELECTION, DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE FORM OF ELECTION TO THE EXCHANGE AGENT.